UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 20, 2006

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NELNET, INC.
(Exact name of registrant as specified in its charter)

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Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street Suite 201 Lincoln, Nebraska (Address of principal executive offices)	68508 (Zip code)

Registrant’s telephone number, including area code: (402) 458-2370

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Nelnet, Inc. currently is marketing a public offering of Fixed-to-Floating Rate Capital Efficient Notes.

As we have disclosed in our annual report on Form 10-K for the year ended December 31, 2005, the derivative instruments we utilize to manage interest rate sensitivity do not qualify for hedge accounting under SFAS No. 133, and, consequently, the mark-to-market adjustments to reflect the change in fair value of these derivative instruments is included in our operating results. Shifts in the forward yield curve can significantly impact the valuation of our derivatives. Such shifts have had a non-cash negative impact on our GAAP results of operations during certain quarters in the past. This also has been the case to date in the third quarter. As a result of mark-to-market adjustments to our derivative portfolio, we may incur a GAAP net loss for the third quarter. However, the mark-to-market adjustments do not have any impact on our base net income or adjusted base net income.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NELNET, INC.
Dated: September 21, 2006

By: /s/ Terry Heimes
Name: Terry Heimes
Title: Chief Financial Officer